UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 30, 2021

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-36033	98-1226628
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Share $0.00001 Par Value	TBPH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Theravance Biopharma, Inc. or its affiliates who are members (“Theravance Biopharma”, the “Company”, “we” or “us”) are entitled to an 85% economic interest in the royalties paid by Glaxo Group Limited or one of its affiliates (“GSK”) to Theravance Respiratory Company, LLC (“TRC”) pursuant to its agreements with Innoviva, Inc. (“Innoviva”) primarily with respect to TRELEGY. The distributions to the members of TRC are made net of TRC expenses paid and the amount of cash, if any, expected to be used by TRC pursuant to the TRC LLC Agreement (“LLC Agreement”) over the next four fiscal quarters.

On June 10, 2020, the Company disclosed in a Form 8-K that it had formally objected to TRC and Innoviva, as the manager of TRC, regarding their proposed plan to use TRELEGY royalties to invest in certain privately-held companies, funds that would otherwise be available for distribution to us under the terms of the TRC LLC Agreement. In this regard, we initiated an arbitration proceeding in October 2020 against Innoviva and TRC, challenging the authority of Innoviva and TRC to pursue such a business plan rather than distribute such funds to us in a manner that we believe is consistent with the TRC LLC Agreement and our 85% economic interest in TRC. The arbitration hearing was held during the week of February 16, 2021, with post-hearing briefing and arguments taking place over the next few weeks.

On March 30, 2021, the arbitrator ruled that, at its current levels of investment, Innoviva and TRC had not breached the LLC Agreement. The arbitrator further ruled that Innoviva and TRC had not breached the implied covenant of good faith and fair dealing; or their fiduciary duties. The arbitrator also ruled that (i) Innoviva is entitled to indemnification from TRC for all legal fees and expenses reasonably incurred in the arbitration and (ii) Theravance Biopharma is entitled to indemnification from the LLC for legal fees and costs incurred in defending an action Innoviva brought against us in the Delaware Court of Chancery.

The arbitrator noted in the ruling that although Theravance Biopharma failed to show that Innoviva’s investment activities, at the current levels of investment, have or will have a material and adverse effect on Theravance Biopharma’s economic interest in the LLC, this does not mean that any future investments or actions will not require our consent. The arbitrator noted in the ruling that Theravance Biopharma may, in the future, have a consent right over the decision to continue this investment strategy or whether to make a particular investment if, for example, Innoviva develops a track record of poor investments, overallocates royalties to these investment activities, or fails to distribute sufficient investment returns, and such facts cause the strategy or investment to have a material adverse effect on Theravance Biopharma’s economic interest in the LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: March 31, 2021	By:	/s/ Bradford J. Shafer
Bradford J. Shafer
Executive Vice President and General Counsel